UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 31, 2001

DEL WEBB CORPORATION

(Exact name of registrant as specified in its Chapter)

Delaware	1-4785	86-0077724

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 North 24th Street, Phoenix, Arizona		85016-2021

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(602) 808-8000

SIGNATURES
INDEX TO EXHIBITS
Press Release dated July 31, 2001

Item 5. Other Events

      On July 31, 2001, Pulte Homes, Inc., a Michigan corporation (“Pulte”), completed its acquisition of Del Webb Corporation, a Delaware Corporation (“Del Webb”), through the merger of Pulte Acquisition Corporation (“Acquisition”), a Delaware corporation and a wholly-owned subsidiary of Pulte, with Del Webb pursuant to the Agreement and Plan of Merger dated as of April 30, 2001 (the “Merger Agreement”) among Pulte, Del Webb and Acquisition.

      On July 31, 2001, Del Webb issued the press release attached hereto as Exhibit 99.1 announcing, among other things, the consummation of the merger. The information contained in the press release is incorporated herein by reference.

Item 7. Exhibits

      Exhibit 99.1 Press Release dated July 31, 2001.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL WEBB CORPORATION

Date:	July 31, 2001	By: /s/ John R. Stoller

Name: John R. Stoller

Title: Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Press Release dated July 31, 2001